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                                                                    EXHIBIT 10.1



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          AMENDMENT NO. 1 TO SERVICING AND ADMINISTRATION AGREEMENT


                                     among


                         EDUCATION LOANS INCORPORATED,
                                   as Issuer


                       STUDENT LOAN FINANCE CORPORATION,
                         as Servicer and Administrator


                                      and


                        U.S. BANK NATIONAL ASSOCIATION,
                                  as Trustee



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                         Dated as of December 1, 2000

                         ----------------------------
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           AMENDMENT NO. 1 TO SERVICING AND ADMINISTRATION AGREEMENT

          THIS AMENDMENT NO. 1 TO SERVICING AND ADMINISTRATION AGREEMENT, entered into as of the 1st day of December, 2000, by and among Student Loan Finance Corporation, a corporation organized under the laws of the State of South Dakota ("SLFC," and, in its capacity as servicer under the Original Servicing and Administration Agreement hereinafter defined, the "Servicer,"and, in its capacity as administrator under the Original Servicing and Administration Agreement, the "Administrator"), Education Loans Incorporated, a corporation organized under the laws of the State of Delaware (the "Issuer"), and U.S. Bank National Association, a national banking association headquartered in Minneapolis, Minnesota, in its capacity as trustee under the Indenture hereinafter referred to (the "Trustee").

                              W I T N E S E T H:

          WHEREAS, the Issuer, the Trustee and SAF, as Servicer and Administrator, have previously entered into a Servicing and Administration Agreement, dated as of December 1, 1999 (the "Original Servicing and Administration Agreement"); and

          WHEREAS, the parties desire to amend the Original Servicing and Administration Agreement to, among other things, modify certain provisions;

          NOW, THEREFORE, the parties hereto, intending to be legally bound hereby and in consideration of the premises, DO HEREBY AGREE as follows:

          Section 1. Amendment of Section 18. Section 18 of the Original
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Servicing and Administration Agreement is hereby amended to read as follows:


               Subject to the following paragraph, the Issuer shall pay, or shall cause the Trustee to pay, from funds available for such purpose under the Indenture, to the Servicer and the Administrator, for the performance of the Servicer's and the Administrator's functions under this Agreement, a monthly fee in an amount each month equal to .0875% of the outstanding principal balance of all Financed Student Loans as of the last day of the immediately preceding month; provided, however, that such monthly fee shall be reduced by an amount equal to the Administrative Expenses incurred by the Issuer for employee compensation, subject to a maximum amount for each calendar year of $50,000, unless the Servicer agrees to a higher amount. Such fee shall be paid to the Servicer on a monthly basis within fifteen (15) days of receipt by the Trustee of an itemized written monthly billing statement from the Servicer. The Servicer shall promptly remit to the Administrator its allocable portion (equal to one-fourth) of such fee. If the Servicer or the Administrator believes that it is necessary to increase the monthly fee payable hereunder, it shall provide a written request to the Issuer and the Trustee of its need for an increase in such fee, together with all information required under the Indenture for the Trustee to approve an increase in the fees payable hereunder. Each of the Servicer and the Administrator acknowledges that such
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          fee shall not be increased unless the conditions for increasing such fee under the Indenture have been satisfied.

               Notwithstanding the provisions of the preceding paragraph, 1/7th of the monthly fee otherwise payable pursuant to such paragraph will be deferred (any such fees herein referred to as "Deferred Fees") if and for so long as any Notes are Outstanding and either of the following conditions (a "Fee Deferral Condition") exist:

                    (1) as of the first Monthly Payment Date following a calendar quarter, (a) the TED Spread (as hereinafter defined) shall have been greater than 1% per annum for the preceding three
               (3) consecutive calendar quarters, and (b) the Trustee shall not have received, within five (5) Business Days after such Monthly Payment Date, a Corporation Certificate that, based on a Cash Flow Projection (a copy of which shall be provided to each Rating Agency), continuing to pay the full monthly fees hereunder will not materially adversely affect the Issuer's ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make the required deposits to the credit of the Indemnification Fund; or

                    (2) as of the last day of the preceding month, the Subordinate Percentage is equal to or less than 96%.

          Any Deferred Fees will become payable at such time as the applicable Fee Deferral Condition ceases to exist and will be paid at the rate of 1/12th of the Deferred Fees for each of the following twelve (12) months, or at such other rate as will not, based on a Cash Flow Projection (a copy of which shall be provided to each Rating Agency), materially adversely affect the Issuer's ability to pay Debt Service on the Outstanding Notes and Outstanding Other Obligations, Carry-Over Amounts (including accrued interest thereon) with respect to Outstanding Notes, Administrative Expenses or Note Fees or to make the required deposits to the credit of the Indemnification Fund. As used in this paragraph, "Ted Spread" means, for any calendar quarter, the amount by which the average of One-Month LIBOR for each Business Day during such quarter exceeds the average of the bond equivalent yields of the 91-day U.S. Treasury Bills auctioned during such calendar quarter. The Trustee shall determine the TED Spread for each calendar quarter no later than the first Monthly Payment Date following such calendar quarter. The Servicer shall determine the Subordinate Percentage as of the end of each month and shall include such percentage in the monthly report prepared and submitted to the Trustee in accordance with the first sentence of Section 21(d) hereof.

               Each of the Servicer and the Administrator acknowledges that the Issuer and the Trustee contemplate paying all fees payable under this Agreement solely from funds available for such purpose in the Administration Fund created under the Indenture, which funds are primarily

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          dependent upon collection by the Servicer and receipt by the Trustee of payments with respect to the Financed Student Loans. Each of the Servicer and the Administrator covenants and agrees to continue to be bound by the terms and provisions of this Agreement relating to the Financed Student Loans in all respects, and to perform for a period of one hundred twenty (120) days its obligations hereunder, regardless of the receipt or non-receipt on a timely basis by it of any payments in respect of fees under this Agreement.

               Each of the Servicer and the Administrator, by entering into this Agreement, covenants and agrees that it will not at any time institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligation relating to this Agreement.

          Section 2.  Ratification. Except as amended by Section 1 hereof, the
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Original Servicing and Administration Agreement is in all respects fully ratified and confirmed.

          Section 3.  Effective Date. This Amendment No. 1 to Servicing and
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Administration Agreement shall be effective as of the date first above written.

          Section 4.  Severability. In case one or more of the provisions of
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this Amendment No. 1 to Servicing and Administration Agreement shall, for any reason, be held to be illegal or invalid, such illegality or invalidity shall not affect any other provisions hereof, and this Amendment No. 1 to Servicing and Administration Agreement shall be construed and enforced as if such illegal or invalid provisions had not been contained herein.

          Section 5.  Counterparts. This Amendment No. 1 to Servicing and
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Administration Agreement may be executed in several counterparts, each of which shall be an original and all of which together shall constitute one instrument.

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          IN WITNESS WHEREOF, the parties have hereunto set their hands by their officers thereunto duly authorized and executed this Amendment No. 1 to Servicing and Administration Agreement as of the day and year first above written.

                                             EDUCATION LOANS INCORPORATED


                                             By: /s/ A. Norgrin Sanderson
                                                 -------------------------------
                                                        President


                                             STUDENT LOAN FINANCE
                                              CORPORATION, as Servicer and
                                              Administrator


                                             By: /s/ A. Norgrin Sanderson
                                                 -------------------------------
                                                        President


                                             U.S. BANK NATIONAL ASSOCIATION,
                                              as Trustee


                                             By: /s/ Thomas Steele
                                                 -------------------------------
                                                Its Trust Officer
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